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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2005

SPX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-6948 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)
13515 Ballantyne Corporate Place Charlotte, North Carolina 28277 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

        On April 11, 2005, the Company entered into an Employment Agreement and a Change-of-Control Severance Agreement with Ross B. Bricker who joined the Company on that date as Senior Vice President, Secretary and General Counsel.

        In addition, on April 11, 2005, the Company made two grants of restricted stock to Mr. Bricker pursuant to the SPX Corporation 2002 Stock Compensation Plan and the standard forms of restricted stock agreements thereunder. One grant was in the amount of 25,000 shares and vests in three equal annual installments on the first, second and third anniversaries of the grant date provided that Mr. Bricker is still employed by the Company on each of the vesting dates. The other grant was also in the amount of 25,000 shares and has a three-year vesting period based on SPX stockholder return versus the S&P 500.

Employment Agreement

        Under the agreement, the Company is not permitted to reduce the annual base salary rate of $500,000 without the executive's consent. The agreement provides for participation in any annual performance bonus plans, long-term incentive plans, and/or equity-based compensation plans established or maintained by the Company for its senior executive officers. The agreement further provides for participation in all other senior executive benefit plans offered by the Company, subject to the Company's right to modify, suspend or discontinue the plans. The executive will also receive standard executive business expense reimbursement, perquisites and vacation entitlements pursuant to the agreement. The agreement has a rolling two-year term. The expiration date is automatically extended by one day for each day of the term that elapses.

        Upon termination of employment for any reason, the agreement provides for the following payments and benefits:

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  earned but unpaid base salary;

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  any earned annual incentive plan bonus, for which the performance measurement period has ended;

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  any accrued but unpaid vacation;

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  any amounts payable under any of the Company's benefit plans; and

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  unreimbursed business expenses.

        Upon termination of employment by reason of death or disability, the executive (or the executive's estate) will receive—in addition to the payments and benefits provided in the event of termination of employment for any reason—a pro rata portion of any bonus payable under the Company's annual incentive plan for the year in which such termination occurs determined based on the higher of the actual annual bonus paid for the bonus plan year immediately preceding such termination or the target bonus for the bonus plan year in which such termination occurs. The executive also will receive the executive's bonus bank amount, if positive, as of the date of such termination.

        Upon termination of employment by the Company other than for cause, or upon voluntary termination of employment by the executive for good reason—in addition to the payments and benefits provided in the event of termination of employment for any reason—the agreement provides for the following payments and benefits:

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  the base salary and annual bonus that the Company would have paid under the agreement had the executive's employment continued to the end of the employment term;

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  continued coverage under the Company's executive benefit plans through the end of the employment term, at the same cost to the executive as in effect on the date of the executive's termination;

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  executive perquisites, reduced to the extent comparable perquisites are actually received by or made available to the executive without cost, during the period following the executive's employment termination through December 31 of the year that includes the second anniversary of the executive's employment termination;

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  the period through the end of the employment term shall continue to count for purposes of determining the executive's age and service with the Company with respect to eligibility, vesting and the amount of benefits under the Company's benefit plans to the extent permitted by applicable law;

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  any outstanding stock options, restricted stock or other equity-based compensation awards shall immediately vest upon such termination date, and any such stock options shall be immediately exercisable at any time prior to the earlier of: two years; or the stock option expiration or other termination date;

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  the executive's bonus bank amount, if positive, as of the date of such termination; and

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  outplacement services.

        In the event of certain terminations following a change of control, Mr. Bricker will be entitled to the payments and benefits specified in his change-of-control severance agreement, which is described below. Those payments and benefits would replace those provided under the employment agreement to the extent that such payments or benefits would otherwise be duplicative.

        For purposes of the employment agreement, "cause" is defined as:

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  the executive's willful and continued failure to substantially perform his duties as an executive of the Company;

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  the executive's willful misconduct, which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

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  the executive's engaging in egregious misconduct involving serious moral turpitude to the extent that his credibility and reputation no longer conform to the standard of senior executive officers of the Company.

        For purposes of the employment agreement, "good reason" is defined as the occurrence of any of the following without the executive's consent:

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  assigning duties to the executive that are inconsistent with those of the executive's position at similar companies in similar industries;

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  changing the executive's reporting responsibility;

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  the failure of the Company to pay any portion of the executive's compensation within 10 days of the date such compensation is due;

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  the Company requires the executive to relocate his principal business office to a location not within 50 miles of the Company's principal business office; or

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  the Company's failure to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the executive after such discontinuance is not materially less than the aggregate value as of the effective date of the agreement.

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        The foregoing description of the employment agreement is qualified in its entirety by reference to the text of the employment agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Change-of-Control Severance Agreement

        The change-of-control severance agreement provides for the payment of compensation and benefits if the executive's employment terminates following a change of control. In the event of a termination for any reason following a change of control, the executive will be entitled to receive all accrued benefits (including a cash bonus payment for the year of termination) through the date of termination. If a termination within 36 months following a change of control is for a reason other than death, disability, retirement or termination by the Company for cause or if employment is terminated by the executive other than for good reason, the executive will be entitled to receive, in addition to the accrued benefits (including a cash bonus payment for the year of termination), the following severance benefits:

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  a lump sum payment equal to three times the greater of (1) his annual salary just prior to the change of control or (2) his annual salary at the time of termination;

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  a lump sum payment equal to three times the greatest of (1) the highest of his earned bonus amounts under the Company's EVA Bonus Plan for the three years immediately preceding the termination year, (2) his target bonus under the EVA Plan for the termination year, or (3) his earned bonus amount for the termination year, calculated as if the date of termination were the end of that year;

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  the continuation of employee benefits and senior executive perquisites for the lesser of three years or until he obtains comparable benefits and perquisites from another employer;

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  for three years, life insurance in an amount equal to twice his final annual salary and, for the rest of his life, life insurance in an amount equal to his final salary;

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  immediate vesting of benefits under our pension plan and supplemental pension plan with credit for three additional years of service and for the salary and bonus continuation reflected by the severance compensation lump sum salary and bonus payments;

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  lump sum payment of all balances under the Company's Supplemental Retirement Savings Plan;

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  immediate vesting of all options, restricted stock and other equity or incentive compensation awards, and a period of up to two years to exercise the options;

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  outplacement services; and

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  payment of his full individual bonus bank balance under the EVA Plan.

        For purposes of the change-of-control severance agreement, a change of control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of the Company's securities (including in an exchange or tender offer); approval by the stockholders of the Company of (1) liquidation of the Company, (2) the sale of all or substantially all of the Company's assets, (3) a merger or consolidation (except where the Company's stockholders continue to hold at least 80% of the voting power of the new or surviving entity); or a change in the majority of the board of directors within a two-year period without the approval of the incumbent board.

        For purposes of the change-of-control severance agreement, "cause" is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, or (3) conviction of a felony that impairs ability to substantially perform duties.

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        For purposes of the change-of-control severance agreement, "good reason" is defined as (1) assignment by the Company of duties inconsistent with the executive's duties, responsibilities and status as of the day prior to the change of control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the executive's most recent annual target bonus opportunity, (3) a transfer to a location more than 250 miles from current location, (4) failure of the Company to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of the elected officers of the Company (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure of the Company to obtain the agreement of a successor company to assume all obligations under the change-of-control severance agreement, or (8) a purported termination by the Company that is not in compliance with the terms of the agreement. In addition, during the one-year period beginning thirty days after a change of control, any termination by the executive will be deemed to be for good reason.

        The foregoing description of the change of control agreement is qualified in its entirety by reference to the text of the change of control agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

        The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Employment Agreement between SPX Corporation and Ross B. Bricker dated as of April 11, 2005
10.2	Change of Control Agreement between SPX Corporation and Ross B. Bricker dated as of April 11, 2005

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION
Date: April 15, 2005	By:	/s/ PATRICK J. O'LEARY Patrick J. O'Leary Executive Vice President, Treasurer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between SPX Corporation and Ross B. Bricker dated as of April 11, 2005
10.2	Change of Control Agreement between SPX Corporation and Ross B. Bricker dated as of April 11, 2005

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  Item 1.01. Entry Into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX